Exhibit 99.1

Veeva Announces Fiscal 2018 Third Quarter Results

Total Revenues of $176.1M, up 23% Year-Over-Year

Subscription Services Revenues of $141.9M, up 25% Year-Over-Year

PLEASANTON, Calif.--(BUSINESS WIRE)--December 5, 2017--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal third quarter ended October 31, 2017.

“Veeva delivered another strong quarter with results above our guidance,” said CEO Peter Gassner. “We executed well across all product areas and geographies and went the extra mile for customer success. We also announced a new product line, Veeva Vault Safety, to help our customers become more efficient, effective and compliant when managing drug safety."

Fiscal 2018 Third Quarter Results:

  Revenues: Total revenues for the third quarter were $176.1 million, up from $142.8 million one year ago, an increase of 23% year-over-year. Subscription services revenues for the third quarter were $141.9 million, up from $113.6 million one year ago, an increase of 25% year-over-year.
  Operating Income and Non-GAAP Operating Income(1): Third quarter operating income was $41.7 million, compared to $33.8 million one year ago, an increase of 23% year-over-year. Non-GAAP operating income for the third quarter was $57.6 million, compared to $47.5 million one year ago, an increase of 21% year-over-year.
  Net Income and Non-GAAP Net Income(1): Third quarter net income was $34.4 million, compared to $21.6 million one year ago, an increase of 59% year-over-year. Non-GAAP net income for the third quarter was $38.3 million, compared to $31.7 million one year ago, an increase of 21% year-over-year.
  Net Income per Share and Non-GAAP Net Income per Share(1): For the third quarter, fully diluted net income per share was $0.22, compared to $0.15 one year ago, while non-GAAP fully diluted net income per share was $0.25, compared to $0.22 one year ago.

“The third quarter was marked by particular strength in Vault, which accounted for 40% of total revenue,” said CFO Tim Cabral. “Vault is a powerful, unique platform that provides substantial opportunities today and will enable us to address large new markets into the future.”

Recent Highlights:

  Record Vault Customer Growth — Veeva added a record number of Vault customers in the third quarter and the number of customers using multiple Vault applications increased roughly 50% year-over-year fueled by growth across all Vault application areas.
  New Digital Offerings Released at Veeva European Commercial Summit — The company released its latest Veeva Commercial Cloud offering, Veeva CRM Engage Webinar, at Veeva Commercial Summit Europe. The new product is the first purpose-built application for life sciences to manage online events without the typical compliance risk. Veeva also released Veeva Vault PromoMats Brand Portal, a new digital asset management capability that makes it easy for brand managers to create portals and organize and showcase content within Veeva Vault PromoMats.
  Veeva Enters Major New Market — Veeva announced its plan to enter the drug safety and pharmacovigilance market, another large, underserved area in need of innovation. The addition of Vault Safety along with Vault Clinical, Vault Quality, and Vault RIM will make Vault Development Cloud the most comprehensive suite of unified cloud applications to help life sciences companies streamline drug development. Vault Safety is planned for release in 2019.

Financial Outlook:

Veeva is providing guidance for its fiscal fourth quarter ending January 31, 2018 as follows:

  Total revenues between $179 and $180 million.
  Non-GAAP operating income between $50 and $51 million(2).
  Non-GAAP fully diluted net income per share between $0.21 and $0.22(2).

This fourth quarter guidance implies the following for Veeva’s fiscal year ending January 31, 2018:

  Total revenues between $679.7 and $680.7 million.
  Non-GAAP operating income between $210.5 and $211.5 million(2).
  Non-GAAP fully diluted net income per share of $0.91(2).
Conference Call Information:
What:	Veeva’s Fiscal 2018 Third Quarter Results Conference Call
When:	Tuesday, December 5, 2017
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-833-235-5654, domestic
1-647-689-4160, international
Conference ID 426 7227
Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the fourth fiscal quarter ending January 31, 2018 or fiscal year ending January 31, 2018 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. The effect of these excluded items may be significant.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 600 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva's future performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) historical fluctuation of our quarterly results and our limited operating history, which make it difficult to predict future results; (ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures or unauthorized access to our customers’ data; (iv) system unavailability, performance problems, or loss of data due to disruptions or other problems with our data center operations or computing infrastructure; (v) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (vi) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vii) our ability to retain Zinc Ahead customers and achieve the expected results from our acquisition of Zinc Ahead; (viii) loss of one or more key customers; (ix) adverse changes in general economic or market conditions, particularly in the life sciences industry; (x) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (xi) the development of the market for enterprise cloud services, particularly in the life sciences industry; (xii) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xiii) our ability to manage our growth effectively; (xiv) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue; and (xv) pending, threatened, or future legal proceedings and related expenses.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended July 31, 2017. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	October 31,	January 31,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$310,796	$217,606
Short-term investments	447,280	301,266
Accounts receivable, net	76,294	182,816
Prepaid expenses and other current assets	11,699	10,177
Total current assets	846,069	711,865
Property and equipment, net	52,659	49,907
Goodwill	95,804	95,804
Intangible assets, net	33,392	39,283
Deferred income taxes, noncurrent	12,906	16,460
Other long-term assets	5,386	4,057
Total assets	$1,046,216	$917,376

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,444	$5,677
Accrued compensation and benefits	12,695	12,007
Accrued expenses and other current liabilities	12,427	12,310
Income tax payable	8,426	3,228
Deferred revenue	173,358	213,562
Total current liabilities	214,350	246,784
Deferred income taxes, noncurrent	7,172	12,974
Other long-term liabilities	6,226	4,964
Total liabilities	227,748	264,722
Stockholders’ equity:
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	496,301	439,658
Accumulated other comprehensive income	1,022	111
Retained earnings	321,144	212,884
Total stockholders’ equity	818,468	652,654
Total liabilities and stockholders’ equity	$1,046,216	$917,376

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three months ended		Nine months ended
	October 31,		October 31,
	2017	2016	2017	2016
Revenues:
Subscription services	$141,943	$113,575	$403,560	$314,818
Professional services and other	34,206	29,204	97,092	79,072
Total revenues	176,149	142,779	500,652	393,890
Cost of revenues(3):
Cost of subscription services	27,758	24,233	80,696	69,086
Cost of professional services and other	25,478	19,692	71,826	58,125
Total cost of revenues	53,236	43,925	152,522	127,211
Gross profit	122,913	98,854	348,130	266,679
Operating expenses(3):
Research and development	34,042	25,012	95,044	70,648
Sales and marketing	31,856	28,391	93,683	84,022
General and administrative	15,347	11,641	43,498	36,571
Total operating expenses	81,245	65,044	232,225	191,241
Operating income	41,668	33,810	115,905	75,438
Other income, net	1,360	525	4,809	1,910
Income before income taxes	43,028	34,335	120,714	77,348
Provision for income taxes	8,635	12,705	12,454	30,251
Net income	$34,393	$21,630	$108,260	$47,097

Net income attributable to common stockholders, basic and diluted:	$34,393	$21,630	$108,260	$47,095

Net income per share attributable to common stockholders:
Basic	$0.24	$0.16	$0.77	$0.35
Diluted	$0.22	$0.15	$0.71	$0.32

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	140,857	135,624	139,858	135,144
Diluted	154,256	147,436	153,409	147,073
Other comprehensive income (loss):
Net change in unrealized gains (losses) on available-for-sale investments	$(243)	$(229)	$(315)	$43
Net change in cumulative foreign currency translation gain (loss)	(6)	(321)	1,226	104
Comprehensive income	$34,144	$21,080	$109,171	$47,244

_______________
(3) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$377	$294	$1,095	$791
Cost of professional services and other	2,288	1,603	6,110	4,288
Research and development	4,765	3,237	12,916	8,443
Sales and marketing	4,130	3,592	12,150	9,389
General and administrative	2,458	2,229	6,915	6,201
Total stock-based compensation	$14,018	$10,955	$39,186	$29,112

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three months ended		Nine months ended
	October 31,		October 31,
	2017	2016	2017	2016
Cash flows from operating activities
Net income	$34,393	$21,630	$108,260	$47,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,601	3,469	10,621	10,344
Amortization of premiums on short-term investments	365	481	1,207	1,370
Stock-based compensation	14,018	10,955	39,186	29,112
Deferred income taxes	(337)	(157)	(2,242)	(959)
Loss on foreign currency from market-to-market derivative	(134)	—	119	—
Bad debt expense	(63)	235	(269)	120
Changes in operating assets and liabilities:
Accounts receivable	20,922	23,080	106,791	79,030
Income taxes	6,125	1,330	4,063	2,974
Other current and long-term assets	(391)	5,300	(1,550)	(2,776)
Accounts payable	1,473	(1,457)	1,717	414
Accrued expenses and other current liabilities	1,405	(1,663)	1,949	(2,768)
Deferred revenue	(49,328)	(38,667)	(40,301)	(19,368)
Other long-term liabilities	184	457	2,450	1,509
Net cash provided by operating activities(4)	32,233	24,993	232,001	146,099
Cash flows from investing activities
Purchases of short-term investments	(207,268)	(89,826)	(350,719)	(273,785)
Maturities and sales of short-term investments	74,806	53,575	203,183	181,751
Purchases of property and equipment	(1,635)	(1,456)	(8,130)	(4,372)
Capitalized internal-use software development costs	(301)	(32)	(1,334)	(241)
Changes in restricted cash and deposits	—	(1)	(202)	102
Net cash used in investing activities	(134,398)	(37,740)	(157,202)	(96,545)
Cash flows from financing activities
Proceeds from exercise of common stock options	3,747	3,473	17,163	8,001
Restricted stock units acquired to settle employee tax withholding liability	—	(1)	—	(13)
Excess tax benefits from employee stock plans	—	5,309	—	16,249
Net cash provided by financing activities(4)	3,747	8,781	17,163	24,237
Effect of exchange rate changes on cash and cash equivalents	(12)	(321)	1,228	108
Net change in cash and cash equivalents	(98,430)	(4,287)	93,190	73,899
Cash and cash equivalents at beginning of period	409,226	210,365	217,606	132,179
Cash and cash equivalents at end of period	$310,796	$206,078	$310,796	$206,078

_______________

(4) During the nine months ended October 31, 2017, the Company adopted Accounting Standards Update (“ASU”) 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment.” This adoption resulted in a $8.6 million and $37.3 million increase in net cash provided by operating activities and a corresponding decrease in net cash provided by financing activities for the three and nine months ended October 31, 2017, respectively.

Non-GAAP Financial Measures

In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items from its non-GAAP financial measures provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Veeva’s internal management reporting processes exclude both the capitalization of software (which would otherwise result in a reduction in net research and development operating expenses) and the amortization of capitalized software (which would otherwise result in an increase in cost of subscription revenues) when preparing budgets, plans and reviewing internal performance. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead business acquisition. The Zinc Ahead share purchase agreement, as revised, called for share purchase consideration to be deferred and paid at a rate of one-third of the deferred consideration amount per year to certain former Zinc Ahead employee shareholders and option holders who remain employed with Veeva on each deferred consideration payment date. In accordance with GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva’s management views this deferred compensation expense as an unusual acquisition cost associated with the Zinc Ahead acquisition and finds it useful to exclude it in order to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Veeva believes excluding this deferred compensation expense from its non-GAAP measures may allow investors to make more meaningful comparisons between its recurring operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead business acquisition for GAAP and non-GAAP measures.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three months ended		Nine months ended
	October 31,		October 31,
	2017	2016	2017	2016
Cost of subscription services revenues on a GAAP basis	$27,758	$24,233	$80,696	$69,086
Stock-based compensation expense	(377)	(294)	(1,095)	(791)
Amortization of purchased intangibles	(923)	(1,079)	(2,987)	(3,260)
Amortization of internal-use software	(173)	(169)	(453)	(531)
Cost of subscription services revenues on a non-GAAP basis	$26,285	$22,691	$76,161	$64,504

Gross margin on subscription services revenues on a GAAP basis	80.4%	78.7%	80.0%	78.1%
Stock-based compensation expense	0.3	0.3	0.3	0.2
Amortization of purchased intangibles	0.7	1.0	0.7	1.0
Amortization of internal-use software	0.1	—	0.1	0.2
Gross margin on subscription services revenues on a non-GAAP basis	81.5%	80.0%	81.1%	79.5%

Cost of professional services and other revenues on a GAAP basis	$25,478	$19,692	$71,826	$58,125
Stock-based compensation expense	(2,288)	(1,603)	(6,110)	(4,288)
Deferred compensation associated with Zinc Ahead acquisition	(5)	(6)	(16)	(23)
Cost of professional services and other revenues on a non-GAAP basis	$23,185	$18,083	$65,700	$53,814

Gross margin on professional services and other revenues on a GAAP basis	25.5%	32.6%	26.0%	26.5%
Stock-based compensation expense	6.7	5.5	6.3	5.4
Gross margin on professional services and other revenues on a non-GAAP basis	32.2%	38.1%	32.3%	31.9%

Gross profit on a GAAP basis	$122,913	$98,854	$348,130	$266,679
Stock-based compensation expense	2,665	1,897	7,205	5,079
Amortization of purchased intangibles	923	1,079	2,987	3,260
Amortization of internal-use software	173	169	453	531
Deferred compensation associated with Zinc Ahead acquisition	5	6	16	23
Gross profit on a non-GAAP basis	$126,679	$102,005	$358,791	$275,572

Gross margin on total revenues on a GAAP basis	69.8%	69.2%	69.5%	67.7%
Stock-based compensation expense	1.5	1.3	1.4	1.3
Amortization of purchased intangibles	0.5	0.8	0.7	0.9
Amortization of internal-use software	0.1	0.1	0.1	0.1
Gross margin on total revenues on a non-GAAP basis	71.9%	71.4%	71.7%	70.0%

Research and development expense on a GAAP basis	$34,042	$25,012	$95,044	$70,648
Stock-based compensation expense	(4,765)	(3,237)	(12,916)	(8,443)
Capitalization of internal-use software	300	32	1,333	241
Deferred compensation associated with Zinc Ahead acquisition	(109)	(108)	(327)	(325)
Research and development expense on a non-GAAP basis	$29,468	$21,699	$83,134	$62,121

Sales and marketing expense on a GAAP basis	$31,856	$28,391	$93,683	$84,022
Stock-based compensation expense	(4,130)	(3,592)	(12,150)	(9,389)
Amortization of purchased intangibles	(978)	(975)	(2,902)	(2,904)
Deferred compensation associated with Zinc Ahead acquisition	(13)	(18)	(43)	(54)
Sales and marketing expense on a non-GAAP basis	$26,735	$23,806	$78,588	$71,675

General and administrative expense on a GAAP basis	$15,347	$11,641	$43,498	$36,571
Stock-based compensation expense	(2,458)	(2,229)	(6,915)	(6,201)
Deferred compensation associated with Zinc Ahead acquisition	(4)	(398)	(12)	(2,271)
General and administrative expense on a non-GAAP basis	$12,885	$9,014	$36,571	$28,099

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three months ended		Nine months ended
	October 31,		October 31,
	2017	2016	2017	2016
Operating expense on a GAAP basis	$81,245	$65,044	$232,225	$191,241
Stock-based compensation expense	(11,353)	(9,058)	(31,981)	(24,033)
Amortization of purchased intangibles	(978)	(975)	(2,902)	(2,904)
Capitalization of internal-use software	300	32	1,333	241
Deferred compensation associated with Zinc Ahead acquisition	(126)	(524)	(382)	(2,650)
Operating expense on a non-GAAP basis	$69,088	$54,519	$198,293	$161,895

Operating income on a GAAP basis	$41,668	$33,810	$115,905	$75,438
Stock-based compensation expense	14,018	10,955	39,186	29,112
Amortization of purchased intangibles	1,901	2,054	5,889	6,164
Capitalization of internal-use software	(300)	(32)	(1,333)	(241)
Amortization of internal-use software	173	169	453	531
Deferred compensation associated with Zinc Ahead acquisition	131	530	398	2,673
Operating income on a non-GAAP basis	$57,591	$47,486	$160,498	$113,677

Operating margin on a GAAP basis	23.7%	23.7%	23.2%	19.2%
Stock-based compensation expense	8.0	7.7	7.8	7.4
Amortization of purchased intangibles	1.1	1.4	1.2	1.5
Capitalization of internal-use software	(0.3)	0.1	(0.3)	—
Amortization of internal-use software	0.1	0.1	0.1	0.1
Deferred compensation associated with Zinc Ahead acquisition	0.1	0.3	0.1	0.7
Operating margin on a non-GAAP basis	32.7%	33.3%	32.1%	28.9%

Net income on a GAAP basis	$34,393	$21,630	$108,260	$47,097
Stock-based compensation expense	14,018	10,955	39,186	29,112
Amortization of purchased intangibles	1,901	2,054	5,889	6,164
Capitalization of internal-use software	(300)	(32)	(1,333)	(241)
Amortization of internal-use software	173	169	453	531
Deferred compensation associated with Zinc Ahead acquisition	131	530	398	2,673
Income tax effect on non-GAAP adjustments	(11,998)	(3,561)	(45,404)	(10,090)
Net income on a non-GAAP basis	$38,318	$31,745	$107,449	$75,246

Net income allocated to participating securities on a GAAP basis	$—	$—	$—	$(2)
Net income allocated to participating securities from non-GAAP adjustments	—	—	—	—
Net income allocated to participating securities on a non-GAAP basis	—	—	—	(2)
Net income attributable to common stockholders on a non-GAAP basis	$38,318	$31,745	$107,449	$75,244

Diluted net income per share on a GAAP basis	$0.22	$0.15	$0.71	$0.32
Stock-based compensation expense	0.09	0.08	0.26	0.20
Amortization of purchased intangibles	0.01	0.01	0.04	0.04
Capitalization of internal-use software	—	—	(0.01)	—
Amortization of internal-use software	—	—	—	—
Deferred compensation associated with Zinc Ahead acquisition	—	—	—	0.03
Income tax effect on non-GAAP adjustments	(0.07)	(0.02)	(0.30)	(0.08)
Diluted net income per share on a non-GAAP basis	$0.25	$0.22	$0.70	$0.51

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Veeva Systems Inc.
Investor Relations Contact:
Rick Lund, 925-271-9816
ir@veeva.com
or
Veeva Systems Inc.
Media Contact:
Roger Villareal, 925-264-8885
pr@veeva.com